                                                                     EXHIBIT 2.1



                              ASSET SALE AGREEMENT

                                  by and among

                            COBRA GOLF INCORPORATED

                               COYOTE SPORTS INC.

                                      and

                              UNIFIBER CORPORATION



                         -----------------------------

                         Dated as of September 9, 1998

                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------



ARTICLE I  SALE AND PURCHASE OF ASSETS...........................    1

     1.01.  Sale and Purchase of Assets..........................    1

ARTICLE II  PURCHASE PRICE.......................................    4

     2.01.  Purchase Price for the Assets........................    4

     2.02.  Allocation of Purchase Price.........................    5

ARTICLE III  CLOSING.............................................    6

     3.01.  Closing..............................................    6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER.............    6

     4.01.  Organization and Authority...........................    6

     4.02.  Due Authorization;  Binding Obligation...............    6

     4.03.  Non-Contravention....................................    7

     4.04.  Financial Statements.................................    7

     4.05.  Regulatory Approvals.................................    7

     4.06.  Real Property........................................    7

     4.07.  Personal Property....................................    8

     4.08.  Permits; Compliance With Laws........................    8

     4.09.  Litigation...........................................    8

     4.10.  Intellectual Property................................    8

     4.11.  INTENTIONALLY OMITTED................................    9

     4.12.  Employees............................................    9

     4.13.  Environmental Matters................................    9

     4.14.  Contracts............................................   10

     4.15.  Disclaimer of Other Warranties.......................   11


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER...............   11

     5.01.  Organization and Authority...........................   11

     5.02.  Due Authorization; Binding Obligation................   11

     5.03.  Non-Contravention....................................   11

     5.04.  Regulatory Approvals.................................   12

     5.05.  NON-Regulatory Approvals.............................   12

     5.06.  HIGHLY CONFIDENT LETTER..............................   12


ARTICLE VI  FURTHER AGREEMENTS AND ASSURANCES....................   12

     6.01.  Government Filings and Approvals.....................   12

     6.02.  Consents.............................................   12

     6.03.  Access to Information................................   13

     6.04.  Confidentiality......................................   13

     6.05.  Sales and Transfer Taxes.............................   14

     6.06.  Insurance Matters....................................   14

     6.07.  INTENTIONALLY OMITTED................................   14

     6.08.  Cobra Trademarks.....................................   14

     6.09.  Warranty Service.....................................   15

     6.10.  Transitional Services Agreement......................   15

     6.11.  Supply Agreement.....................................   15

     6.12.  Security interest....................................   15

     6.13.  Financing Commitment.................................   15

ARTICLE VII CONDITIONS TO BUYER'S AND
            COYOTE'S OBLIGATIONS.................................   15

     7.01.  Accuracy of Representations and Warranties...........   16

     7.02.  Performance of Covenants.............................   16

     7.03.  Government Approvals.................................   16

     7.04.  No Legal Proceedings.................................   16

     7.05.  Transitional Services Agreement......................   16

     7.06.  Supply Agreement.....................................   16

     7.07.  Opinion of Counsel...................................   16

     7.08.  Bills of Sale........................................   16

     7.09.  Security Agreements..................................   17

ARTICLE VIII  CONDITIONS TO SELLER'S OBLIGATIONS.................   17

     8.01.  Accuracy of Representations and Warranties...........   17

     8.02.  Performance of Covenants.............................   17

     8.03.  Governmental Approvals...............................   17

     8.04.  No Legal Proceedings.................................   17

     8.05.  Transitional Services Agreement......................   17

     8.06.  Supply Agreement.....................................   18

     8.07.  Opinion of Counsel...................................   18

     8.08.  Delivery of Note.....................................   18

     8.09.  Instruments of Assumption............................   18

     8.10.  Security Agreements..................................   18

     8.11.  Guaranty.............................................   18

ARTICLE IX  SURVIVAL.............................................   18

     9.01.  Survival.............................................   18

ARTICLE X  EMPLOYEE MATTERS......................................   19

    10.01.  Employment...........................................   19

    10.02.  Welfare Plan Benefits................................   19

    10.03.  Prior Service........................................   20

    10.04.  401(k) Plan..........................................   20

    10.05.  WARN Act.............................................   21

ARTICLE XI  INDEMNIFICATION......................................   21

    11.01.  Indemnification by Seller............................   21

    11.02.  Indemnification by Buyer.............................   22

    11.03.  Third-Party Claims...................................   22

ARTICLE XII  INTENTIONALLY OMITTED...............................   23

ARTICLE XIII  MISCELLANEOUS......................................   23

    13.01.  Integration; Amendment...............................   23

    13.02.  Assignment...........................................   23

    13.03.  Counterparts.........................................   23

    13.04.  Headings.............................................   23

    13.05.  Waiver; Requirement of Writing.......................   24

    13.06.  Finder's Fees; Brokers...............................   24

    13.07.  Bulk Transfers.......................................   24

    13.08.  Expenses.............................................   24

    13.09.  Notices..............................................   24

    13.10.  Applicable Law; Consent to Jurisdiction..............   25

    13.11.  Public Announcements.................................   26

    13.12.  No Third-Party Beneficiaries.........................   26

                                   EXHIBITS
                                   --------


Exhibit A   Form of Note

Exhibit B   Form of Security Agreements

Exhibit C   Form of Transitional Services Agreement

Exhibit D   Form of Supply Agreement

Exhibit E   Form of Opinion of Seller's Counsel

Exhibit F   Form of Opinion of Buyer's Counsel

Exhibit G   Form of Guaranty



                                   SCHEDULES
                                   ---------



Schedule 1.01(a)(i)      Tangible Assets

Schedule 1.01(a)(ii)     Inventories

Schedule 1.01(a)(iii)    Intellectual Property

Schedule 1.01(a)(iv)     Leases

Schedule 1.01(a)(vi)     Permits

Schedule 1.01(d)(vi)     Excluded Assets

Schedule 4.04(a)         Certain Financial Information

Schedule 4.07(a)         Encumbrances; Personal Property

Schedule 4.08            Compliance With Laws

Schedule 4.09            Litigation

Schedule 4.12(b)         Employee Matters

Schedule 4.12(c)         Employee Benefit Plans

Schedule 4.13            Environmental Matters

Schedule 4.14            Contracts

Schedule 5.05            Non-Regulatory Approvals

Schedule 5.06            Highly Confident Letter

Schedule 10.01.1         Employees

Schedule 10.01.2         Severance Benefits

                             ASSET SALE AGREEMENT


          THIS ASSET SALE AGREEMENT, dated as of September 9, 1998 (this "Agreement"), by and among COBRA GOLF INCORPORATED, a Delaware corporation ("Seller"), UNIFIBER CORPORATION, a California corporation ("Buyer") and COYOTE SPORTS, INC., a Nevada corporation and the parent of Buyer ("Coyote").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Seller, through its West Coast Composites operation ("Composites"), is engaged in the manufacture of graphite golf club shafts, and activities related thereto (collectively, the "Business"); and

          WHEREAS, Seller desires to sell and Buyer desires to purchase, on the terms and conditions set forth in this Agreement, the Business and certain assets of Composites;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                   ---------

                          SALE AND PURCHASE OF ASSETS
                          ---------------------------


          Section 1.01.  Sale and Purchase of Assets.
                         ---------------------------

          (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, on the Closing Date (as defined in Section 3.01 below) Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire, all of the Seller's right, title and interest, as of the Closing (as defined in Section
3.01 below), in and to the following assets:

               (i) all machinery, equipment, tooling, furniture and fixtures, leasehold improvements, repair parts, other plant and office equipment and supplies and other tangible personal property used by Seller in the Business and located at the facility at 5928 Farnsworth Court, Carlsbad, California, including, but not limited to, the tangible assets with book value in excess of $5,000.00 each listed on Schedule 1.01(a)(i);

               (ii) non-finished goods inventories, including work in process, materials, parts, components, accessories and supplies of Seller and pertaining exclusively to the Business included on Schedule 1.01(a)(ii) less the materials consumed in production between September 7, 1998 and the Closing Date (the "Inventories");

               (iii) the trademark registration and licenses listed in Schedule 1.01(a)(iii) attached hereto, and any other proprietary and intellectual property, rights and interests owned by or registered in the name of Seller or owned by others and licensed by Seller, and used by Seller exclusively in the Business (collectively, the "Intellectual Property");

               (iv) all leases, including real property leases, contracts, purchase and sale orders and other agreements and commitments of Seller involving payments to or from Seller in excess of $25,000 in the aggregate over its term listed in Schedule 1.01(a)(iv) attached hereto, and other leases, contracts, purchase and sale orders and other agreements and commitments of Seller aggregating less than $25,000 pertaining exclusively to the Business (each a "Contract" and collectively, the "Contracts");

               (v) all accounting and operating data and records maintained by Seller for the Business, including all books, records, cost information, supplier lists, reference catalogs, payroll and personnel records, and other similar property and information (provided that to the extent that
                                             --------
     any such items relate to any business of Seller or a subsidiary of Seller other than the Business, copies thereof will be retained by Seller or such subsidiary with all references to the Business redacted), but excluding any such items to the extent (i) they are included in or primarily related to any Retained Assets, as defined in Section 1.01(c) below or Retained Liability, as defined in Section 2.01(c) below, (ii) any transfer thereof is prohibited by law, or (iii) any transfer thereof would subject Seller or any of its affiliates to any material liability;

               (vi) all licenses, permits, authorizations, approvals and land use variances and waste water discharge rights of Seller listed in Schedule 1.01(a)(vi) attached hereto (collectively, the "Permits"), to the extent such Permits are transferable; and

               (vii) any and all goodwill and going concern value of the Business.

           (b) The assets to be sold by Seller to Buyer pursuant to Section 1.01(a) above are hereinafter referred to collectively as the "Assets".

          (c) Notwithstanding anything to the contrary contained in this Agreement, Seller is not selling, conveying, assigning, transferring or delivering to Buyer any assets other than as are specifically described in
Section 1.01(a); all other assets of Seller are being retained by Seller and are hereinafter referred to as the "Retained Assets".

          (d) Without limiting the generality of paragraph (c) of this Section 1.01, it is expressly understood and agreed that the following assets of Seller shall be deemed to be Retained Assets:

               (i) all bank accounts, cash and cash equivalents of Seller and its subsidiaries and affiliates;

               (ii) all insurance policies and all rights therein and related thereto;

               (iii) all assets that are used by Seller and its subsidiaries and affiliates in providing general corporate, insurance, administrative and research and development services to divisions, subsidiaries or operating units of Seller or any of its subsidiaries or affiliates (other than the Business), including without limitation assets relating to the provision of financial, human resources, customer service, transportation, distribution, legal, risk management, purchasing, research and development, management information systems and product compliance services;

               (iv) all of Seller's facilities other than those located at 5928 Farnsworth Court, Carlsbad, California 92008;

               (v) other than to the extent provided for in Section 6.08, all rights in and use of the "Cobra" brand name and all corporate symbols and logos related thereto and all names, trademarks, trade names and service marks which include the "Cobra" brand name or any derivative thereof, and any and all goodwill represented thereby and pertaining thereto;

               (vi) all machinery, equipment, tooling, fixtures, supplies or other tangible property used by Seller for machine shop operations or for painting and other finishing processes of golf club heads, including but not limited to that listed on Schedule 1.01(d)(vi) attached hereto; and

               (vii) all rights, causes of action, claims, sums and fees arising out of (i) any asset described in this definition of Retained Assets or
     (ii) any Retained Liabilities (as defined in Section 2.01(c) below).

          (e) Notwithstanding anything to the contrary contained herein, this Agreement shall not constitute an agreement to assign or transfer any lease, contract or other agreement or understanding or Permit if an assignment, transfer or attempted assignment or transfer of the same without the consent, waiver or approval of the other or issuing party or parties thereto would constitute a breach or violation thereof or in any way impair the rights of Seller or Buyer thereunder and such consent, waiver or approval is not obtained prior to the Closing Date. Seller shall use reasonable efforts, and Buyer and Coyote will cooperate in all reasonable respects with Seller, to obtain all consents, waivers and approvals and to resolve all impracticalities of assignments or transfers necessary to assign and transfer to Buyer any such lease, contract or other agreement or understanding or Permit. If such consent, waiver or approval is not obtained or if an attempted assignment or transfer would be ineffective or would impair Seller's or Buyer's rights under any such lease, contract or other agreement or understanding or Permit so that Buyer would not receive all such rights, Seller shall use reasonable efforts to provide or cause to be provided to Buyer the benefits of any such lease, contract or other agreement or understanding or Permit and Seller shall pay or cause to be paid to Buyer when received all monies received by Seller with respect to any such lease, contract or other agreement or understanding or Permit, if applicable. In consideration of Seller providing or causing to be provided to the Buyer the benefits thereof, Buyer shall perform and discharge when due on behalf of Seller all of Seller's liabilities, obligations or commitments thereunder in accordance with the provisions thereof.

                                  ARTICLE II
                                  ----------

                                PURCHASE PRICE
                                --------------

          Section 2.01.  Purchase Price for the Assets.
                         -----------------------------

          (a) Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein and in consideration for the sale, conveyance, assignment and transfer of the Assets, Buyer will deliver on the Closing Date:

               (i) $6,000,000 (the "Purchase Price"), payable by (A) good funds in the amount of $500,000 to such account as Seller shall designate in writing; and (B) by delivery at the Closing to Seller of a promissory note (the "Note"), bearing interest at an annual rate which equals 12% or the maximum interest allowable under the California Civil Code Section 1916 (the "Interest Rate"), in the form attached hereto as Exhibit A. Principal and interest under such promissory note shall be payable on the demand of Seller upon the date (the "Payment Date") which is earlier to occur of (x) five business days after Coyote receives net proceeds of any financing or recapitalization equal to or in excess of $5.5 million excluding any replacement of existing credit facilities or (y) March 31, 1999. The Note shall be secured according to the terms of the two Security Agreements (the "Security Agreements") in the form attached hereto as Exhibit B, granting Seller a purchase money security interest in all of the Common Stock of Buyer and a purchase money security interest in the Assets until Buyer makes full payment due under the Note; and

               (ii) such written instruments of assumption in such form as Seller shall reasonably request to effect or evidence the assumption by Buyer of the following:

               (A) all liabilities and obligations, whether accrued, absolute, contingent or otherwise, incurred by Seller through the Closing Date in respect of the Business which are reflected on Schedule 2.02 (a)(ii)(A).

               (B) all liabilities and obligations relating to the Leased Real Property (as defined in Section 4.06 below) arising under Environmental Laws (as defined in Section 4.13 below) or otherwise relating to the generation, use, storage, handling, disposal or Release (as defined in Section 4.13 below) of Hazardous Substances (as defined in Section 4.13 below) on, about or from such premises or the disposal or Release of Hazardous Substances from such premises onto any other premises;

               (C) all liabilities and obligations of the Business under the agreements, leases, purchase and sale orders and commitments entered into in the ordinary course of business, including the items listed in Section 1.01(a)(vi); provided, however, that no such liabilities and obligations
                  --------  -------
     shall be for breach of or non-compliance with any such items referred to in this clause (C) by Seller or the Business occurring as of or prior to the Closing; and

               (D) all other liabilities and obligations expressly assumed by Buyer elsewhere in this Agreement, including without limitation those liabilities and obligations contained in Article X.

          (b) The liabilities to be assumed by Buyer pursuant to Section 2.01(a)(ii) above are hereinafter referred to collectively as the "Assumed Liabilities".

          (c) Notwithstanding anything to the contrary contained in this Agreement, Buyer is not assuming any liabilities or obligations of Seller other than as are specifically described in clauses (ii)(A), (B), (C), or (D) of
Section 2.01(a); all other liabilities and obligations of Seller are being retained by Seller and are hereinafter referred to as the "Retained Liabilities".

          Section 2.02.  Allocation of Purchase Price.
                         ----------------------------

          Commencing upon the Closing, Seller's representatives will prepare a statement (the "Closing Statement") which sets forth the book value, as of the Closing Date, of the Assets and the Assumed Liabilities, based on a physical inventory and computed on a basis consistent with the past practices of Seller. The parties acknowledge that Buyer has had the opportunity to review Seller's schedule of property, plant and equipment (including leasehold improvements) and the amounts and rates of depreciation and amortization in respect thereof, and Seller agrees to use such values in preparing the Closing Statement. Buyer will, not later than 90 days after the Closing Date, prepare and deliver to Seller a schedule (the "Allocation Schedule") allocating for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), the Purchase Price and the Assumed Liabilities among the Assets in accordance with Treas. Reg. 1.1060-1T (or any comparable provisions of state or local tax law) or any successor provision. Seller will have the right to raise reasonable objections to the Allocation Schedule within 30 days after its receipt thereof, in which event Seller and Buyer will negotiate in good faith to resolve such objections. If the parties have not resolved such objections within 30 days after the initiation of such attempts, such objections will be resolved by an arbitration to be conducted by Deloitte & Touche LLP, whose fees and expenses will be borne equally by Buyer and Seller. Buyer and Seller will be bound by the determination of the arbitrator rendered in such arbitration. Except to the extent otherwise required by applicable laws, Buyer and Seller will make all tax returns in a manner consistent with the Allocation Schedule (or, to the extent any objection shall have been made to the Allocation Schedule, in a manner consistent with the resolution of such objection by the parties or, if applicable, the arbitrator acting with respect to such resolution) and will not make any inconsistent statement or adjustment on any returns or during the course of any Internal Revenue Service or other tax audit.

                                  ARTICLE III
                                  -----------

                                    CLOSING
                                    -------

          Section 3.01.  Closing.
                         -------

          The closing of the sale and purchase of the Assets (the "Closing") will take place at the offices of Gray Cary Ware & Freidenrich LLC, 4365 Executive Square, San Diego, CA 92121-2189 at 10:00 a.m. local time (and effective 12:01 a.m. local time) on September 9, 1998, or at such other place, time or date as may be agreed to in writing by Seller and Buyer (such time and date being herein sometimes referred to as the "Closing Date").

                                  ARTICLE IV
                                  ----------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          Seller hereby represents and warrants to Buyer and Coyote as follows:

          Section 4.01.  Organization and Authority.
                         --------------------------

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on the Business as it is now being conducted.

          Section 4.02.  Due Authorization; Binding Obligation.
                         -------------------------------------

          Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action on the part of Seller; and this Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors.

          Section 4.03.  Non-Contravention.
                         -----------------

          The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not contravene the Certificate of Incorporation or By-laws of Seller and do not and will not conflict with or result in a breach of or default under, or result in or permit the creation of any lien, charge or encumbrance upon any of the Assets pursuant to any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which Seller is a party or by which it or any of the Assets is bound or affected, except for any such conflict, breach or default that, individually or in the aggregate, would not have a material adverse effect on (x) the business, financial condition or operations of the Business or (y) the ability of Seller to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect").

          Section 4.04.  Financial Statements.
                         --------------------

          Attached hereto as Schedule 4.04(a) are Seller's records of operating expenses for Composites for the fiscal years 1996 and 1997 and as of the end of the second fiscal quarters of 1997 and 1998. To the knowledge of Seller, in all material respects, the operating expense data on Schedule 4.04(a), including the selected notes thereto, present fairly the operating expense information of Composites as included for the respective periods covered thereby.

          Section 4.05.  Regulatory Approvals.
                         --------------------

          Seller is not required to file, seek or obtain any governmental or regulatory notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Seller or in order to prevent termination of any material right, privilege, license or agreement relating to the Business.

          Section 4.06.  Real Property.
                         -------------

          (a) Seller has (A) valid and subsisting leasehold interests in the real property leased by it included in the Assets (the "Leased Real Property") and (B) either good and marketable title or a valid and subsisting leasehold interest in and to all plants, buildings, improvements, fixtures and personal property affixed to such real property located on the Leased Real Properties, and shall transfer such leasehold interests at the Closing free and clear of all liens, mortgages, pledges, defects, encumbrances and charges of all kinds (collectively hereinafter referred to as "Encumbrances"), other than (i) Encumbrances for current taxes not yet due and payable, (ii) zoning and building statutes, ordinances, resolutions or regulations, and (iii) with respect to the Leased Real Properties (and other leased Assets), rights of the owners set forth therein (each a "Permitted Encumbrance").

          (b) With respect to the lease of the Leased Real Property, to Seller's knowledge, there is not (A) any material default or event of default on the part of Seller as lessee thereunder, (B) any default or event of default on the part of the lessor thereunder, or (C) any event that with the giving of notice or passage of time or both would constitute such a default or event of default on the part of Seller or, to Seller's knowledge, on the part of any such lessor.

          Section 4.07.  Personal Property.
                         -----------------

          (a) Seller owns all personal property included in the Assets free and clear of all Encumbrances, except for the items set forth on Schedule 4.07(a) hereto and Permitted Encumbrances, and shall transfer title to the same at the Closing free and clear of all Encumbrances other than Permitted Encumbrances.

          (b) In all material respects, the machinery and equipment included in the Assets is in reasonable operating condition and repair, ordinary wear and tear excepted, and has been maintained in accordance with accepted industry standards and practices.

          Section 4.08.  Permits; Compliance With Laws.
                         -----------------------------

          (a) As of the date hereof, Seller possesses all Permits necessary to enable it to own, lease or otherwise hold the Assets and to carry on the Business as presently conducted, other than any such Permits which if not obtained would not have a Material Adverse Effect.

          (b) To Seller's knowledge, except as set forth on Schedule 4.08, Seller (with respect to the Business) is in compliance with all Laws (other than Environmental Laws) applicable to them, except for failures to so comply which would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.09.  Litigation.
                         ----------

          Except as set forth on Schedule 4.09, on the date hereof Seller (with respect to the Business) is not a party to any legal action, suit, investigation or other proceeding by or before any Governmental Entity with respect to which there is a reasonable likelihood of an adverse determination which, individually or in the aggregate, would have a Material Adverse Effect or which would prevent or materially impair the transactions contemplated by this Agreement, and, to Seller's knowledge, no such legal action, suit, investigation or proceeding has been threatened. Except as set forth on Schedule 4.09, on the date hereof there are no outstanding orders, rulings, decrees or judgments to which Seller (with respect to the Business) is a party or by which Seller is bound, by or with any Governmental Entity, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would prevent or materially impair the transactions contemplated by this Agreement.

          Section 4.10.  Intellectual Property.
                         ---------------------

          Seller is, or as of the Closing Date will be, the owner of, and will transfer to Buyer, free and clear of any security interest, the Intellectual Property identified in Schedule 1.01(a)(iii) hereto. To Seller's knowledge (a) the Intellectual Property identified in Schedule 1.01(a)(iii) is in full force and effect and (b) except as otherwise indicated on Schedule 1.01(a)(iii), there is no existing claim or demand of any person alleging that Seller's use of the Intellectual Property infringes the rights of such person. Except as otherwise indicated on Schedule 1.01(a)(iii), there are no outstanding licenses of the Intellectual Property.

          Section 4.11.  Intentionally Omitted
                         ---------------------

          Section 4.12.  Employees.
                         ----------

          (a) Seller (with respect to the Business) is not on the date hereof a party to any collective bargaining agreement relating to any of its Employees (as defined in Section 10.01).

          (b) Except as set forth on Schedule 4.12(b), on the date hereof there is no labor strike or work stoppage pending or, to Seller's knowledge, threatened against Seller (with respect to the Business) which, individually or in the aggregate, would have a Material Adverse Effect.

          (c) Schedule 4.12(c) sets forth each material pension, retirement, profit sharing, deferred compensation, stock bonus or other similar plan; each material medical, vision, dental or other health plan; each material life insurance plan; and any other material employee benefit plan, in each case, to which Seller (with respect to the Business) is on the date hereof required to contribute, or which Seller (with respect to the Business) on the date hereof sponsors for the benefit of any of its employees, or under which employees (or their beneficiaries) of Seller (with respect to the Business) are on the date hereof eligible to receive benefits (each a "Plan"), including, without limitation, any material ERISA Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

          (d) All Plans which are ERISA Benefit Plans are on the date hereof in compliance in all material respects with the provisions of the Code and the rules and regulations promulgated thereunder to the extent that ERISA, the Code and such rules and regulations are intended to apply. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Plan which is an ERISA Benefit Plan subject to Title IV of ERISA which would subject Seller (with respect to the Business) on the date hereof to any liability which, individually or in the aggregate, would have a Material Adverse Effect.

          Section 4.13.  Environmental Matters.
                         ---------------------

          (a) Except as set forth in Schedule 4.13, and except as would not, individually or in the aggregate, have a Material Adverse Effect, during the two years prior to the date of this Agreement, (i) Seller has not received any written communication from a Governmental Entity or third party that alleges that Seller (with respect to the Business) is not in compliance in all material respects with any Environmental Laws (as defined below); (ii) to the knowledge of Seller, Seller (with respect to the Business) is and has been in compliance in all material respects with all Environmental Laws, (iii) Seller (with respect to the Business) has not received notice of or entered into any judgment, decree or order issued by any Governmental Entity pertaining to compliance with any Environmental Law or to any investigation or cleanup of Hazardous Substances (as defined below) under any Environmental Law, and (iv) Seller has not received any written or, to the knowledge of the Seller, oral communication alleging that Seller has any liability under any Environmental Law as a result of arising from any Release of Hazardous Substances from the operation of the Business at any facilities currently or formerly owned by Seller.

          (b) For purposes of this Agreement, "Environmental Law" shall mean any applicable law, statute, constitution, rule, regulation, judgment, ruling, order, decree, injunction and determination of a Governmental Entity existing on the date hereof which deals with (i) pollution or protection of the environment or (ii) exposure of persons to toxic or hazardous substances, raw materials, chemicals or wastes; provided, however, that the term "Environmental Law" shall
                     --------  -------
not include any such law, statute, constitution, rule, regulation, judgment, ruling, order, decree, injunction and determinations to the extent they relate to product liability matters. For purposes of this Agreement, "Hazardous Substance" means any substance that (i) is or contains asbestos, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, (ii) requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "Hazardous Waste" or "Hazardous Substance", or words of similar import, thereunder or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such by any Governmental Entity under any Environmental Law. For purposes of this Agreement, the term "Release" means any action, event or occurrence qualifying as a "release" under 42 U.S.C.
(S) 9601 (22).

          (c) Notwithstanding the generality of any other representations and warranties contained in this Agreement, this Section 4.13 will be deemed to contain the only representations and warranties in this Agreement with respect to environmental matters or Environmental Laws.

          Section 4.14.  Contracts.
                         ---------

          Except as set forth on Schedule 4.14, on the date hereof, to Seller's knowledge, there are no (i) defaults, violations or breaches on the part of Seller (with respect to the Business) under the provisions of any Contract (and no event has occurred and is continuing that constitutes, or with notice or passage of time or both, would constitute a default, violation or breach by Seller (with respect to the Business) under any Contract) or (ii) defaults, violations or breaches on the part of the other party or parties under the provisions of any Contract, except in either case (A) for defaults, violations or breaches which would not, individually or in the aggregate, have a Material Adverse Effect and (B) that in order to avoid a default, violation or breach under any Contract the consent of the other party or parties thereto may be required in connection with the transactions contemplated hereby. Each Contract constitutes a legal, valid and binding obligation of Seller (and, to the knowledge of Seller, the other party or parties thereto), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

          Section 4.15.  Disclaimer of Other Warranties.
                         ------------------------------

          Other than as contained in this Agreement, Seller has made and makes no representation or warranty to Buyer of any kind whatsoever. Thus, except as otherwise provided in this Agreement, the sale and transfer of the Assets provided for herein is made "as is" and "where is"; furthermore, with the exception of the representations and warranties stated in this Agreement, there are no other warranties of any kind, express or implied, which attach to the Assets, or as to the condition, quality and/or performance capability of any of the Assets, including the capability of any computers, computer circuitry, information systems, manufacturing systems or maintenance systems to calculate calendar dates correctly.

                                   ARTICLE V
                                   ---------

              REPRESENTATIONS AND WARRANTIES OF BUYER AND COYOTE
              --------------------------------------------------

          Buyer and Coyote hereby jointly and severally represent and warrant to Seller as follows:

          Section 5.01.  Organization and Authority.
                         --------------------------

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own and operate its business and properties and to carry on the Business as it is now being conducted. All of the outstanding shares of capital stock of Buyer are owned beneficially and of record by Coyote.

          Section 5.02.  Due Authorization; Binding Obligation.
                         -------------------------------------

          Each of Buyer and Coyote has full corporate power and authority to execute and deliver this Agreement and perform its respective obligations hereunder; the execution, delivery and performance of this Agreement by Buyer and Coyote have been duly authorized by all necessary corporate action on the part of Buyer and Coyote; and this Agreement has been duly executed and delivered by Buyer and Coyote and constitutes the valid and legally binding obligation of Buyer and Coyote enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors.

          Section 5.03.  Non-Contravention.
                         -----------------

          The execution, delivery and performance of this Agreement by Buyer and Coyote and the consummation of the transactions contemplated hereby do not and will not contravene the Certificate of Incorporation or By-laws of Buyer or of Coyote and do not and will not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which Buyer or Coyote is a party or by which either of them or any of their respective properties are bound or affected.

          Section 5.04.  Regulatory Approvals.
                         --------------------

          Neither Buyer nor Coyote is required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Buyer and Coyote.

          Section 5.05.  Non-Regulatory Approvals.
                         ------------------------

          Other than as listed on Schedule 5.05, neither Buyer nor Coyote is required to file, seek or obtain any notice, filing, authorization, approval, order or consent, in connection with the execution, delivery and performance of this Agreement by Buyer and Coyote.

          Section 5.06.  Highly Confident Letter.
                         -----------------------

          Coyote has received a letter (the "Letter"), reproduced as Schedule 5.06, from EBI Securities Corporation stating that they are "highly confident" that they will be able to raise between $6 million and $12 million by December 31, 1998 in a private financing (the "Private Financing") for Coyote. The Letter also acknowledges that $6 million of the Private Financing will be used to discharge the Note.

                                  ARTICLE VI
                                  ----------

                       FURTHER AGREEMENTS AND ASSURANCES
                       ---------------------------------

          Section 6.01.  Government Filings and Approvals.
                         --------------------------------

          Seller, Buyer and Coyote agree to use their best efforts to comply promptly with any requests or requirements which applicable Federal or state law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement.

          Section 6.02.  Consents.
                         --------

          Prior to the Closing Date, Seller, Buyer and Coyote will cooperate in using their reasonable efforts to obtain any required consents to assignments of the agreements, leases, Permits, rights, licenses, purchase and sale orders and commitments listed in Schedules 1.01(a)(iii) and (vi) hereto. From time to time after the Closing Date, at Buyer's request and without further consideration, Seller will execute and deliver such instruments of conveyance, assignment and transfer and take such other action as Buyer may reasonably require to enable Seller more effectively to transfer to Buyer and to put Buyer in possession of the Assets.

          Section 6.03.  Access to Information.
                         ---------------------

          From and after the Closing, Seller will make or cause to be made available to Buyer or any affiliate of Buyer and any of their agents and employees (i) the reasonable assistance of Seller and Seller's employees and
(ii) all business records and files of Seller and their affiliates related to the Business which do not constitute Assets (other than information which is legally privileged, subject to confidentiality obligations to third parties or the provision of which is prohibited by law), in each case, during regular business hours as may be reasonably necessary for (A) preparing financial statements covering operations and transactions after the Closing Date, (B) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any existing or future action, suit or proceeding, (C) preparing reports to stockholders and governmental or regulatory entities, or (D) such other purposes for which access to such employees or documents is reasonably necessary; provided, however, that access to such employees and business records
           --------  -------
and files will not unreasonably interfere with or adversely affect the normal operations of Seller and its affiliates and the reasonable out-of-pocket expenses of Seller incurred in connection therewith will be paid by Buyer.

          Section 6.04.  Confidentiality.
                         ---------------

          (a) Until the Closing Date, Buyer and Coyote shall, and shall cause each of their affiliates and each of the directors, officers, employees, agents, advisors and representatives of Buyer and Coyote and their affiliates to, (i) maintain in confidence any and all information concerning the Business provided to them by Seller or otherwise learned by them in the course of the negotiation of this Agreement and the transactions contemplated hereby and by their investigation of the Business and (ii) disclose such information only to persons, corporations or other entities which are under the control of Buyer or an affiliate thereof, or to third parties serving as Buyer's advisors. If the transactions contemplated by this Agreement shall not be consummated (whether this Agreement is terminated pursuant to Article XII or otherwise), such confidence shall be maintained and such information shall not be used in competition with Seller. It is understood that neither Buyer nor Coyote shall have liability hereunder for disclosure or use of any such information which (w) is in or, through no fault of Buyer or Coyote, their affiliates, the representatives of Buyer or Coyote or their affiliates, comes into the public domain, or (x) was known to Buyer or Coyote prior to July 28, 1998, or (y) was acquired by Buyer or Coyote from other sources, provided such sources are not,
                                                --------
to Buyer's or Coyote's knowledge, bound by any confidentiality agreement with Seller or any affiliate thereof or (z) which Buyer or Coyote is legally required to disclose.

          (b) If the transactions contemplated by this Agreement shall be consummated, Seller shall, and shall cause each of its affiliates and each of the representatives of Seller and their affiliates to (i) maintain in confidence any and all information concerning the Business and (ii) refrain from using any and all information for their own benefit or in competition with or otherwise to the detriment of Buyer or Coyote or their affiliates or the Business. It is understood that Seller shall have no liability hereunder for disclosure or use of any such information which

(x) is in or, through no fault of Seller, its affiliates, the representatives of Seller or their affiliates, comes into the public domain, or (y) was acquired by Seller from other sources after the Closing, provided such sources are not, to
                                             --------
Seller's knowledge, bound by any confidentiality agreement with Buyer or Coyote or any affiliate of Buyer or Coyote, or (z) which Seller is legally required to disclose.

          Section 6.05.  Sales and Transfer Taxes.
                         ------------------------

          All applicable sales, use and transfer taxes (including, without limitation, taxes, if any, imposed upon the transfer of personal property) and filing, recording, registration, stamp, documentary and other similar taxes and fees that are payable in connection with this Agreement, the transactions contemplated by this Agreement or the documents giving effect to such transactions will be borne by Buyer, and Buyer and Coyote will indemnify and hold Seller harmless from any such liabilities.

          Section 6.06.  Insurance Matters.
                         -----------------

          Buyer and Coyote acknowledge that, as of the Closing Date, Seller and Fortune Brands, Inc. intend to cancel all insurance coverage relating to the Assets and the Business (other than in respect of workers' compensation and medical expenses to the extent Seller retains liability therefor pursuant to
Article X below), and Buyer will, as of the Closing Date, be responsible for its own insurance coverage.

          Section 6.07.  Intentionally Omitted.
                         ---------------------

          Section 6.08.  Cobra Trademarks.
                         ----------------

          The parties hereto acknowledge and agree that (i) certain finished products, packaging materials and advertising materials included as part of the Assets bear the "Cobra" brand name and corporate symbols and logos related thereto and certain names, trademarks, trade names and service marks which include the "Cobra" brand name or derivatives thereof, and that the "Cobra" brand name and, except as listed on Schedule 1.01(a)(iii), such corporate symbols, logos, names, trademarks, trade names and service marks (the "Marks") do not constitute Assets, are not being transferred to Buyer or to Coyote and
(ii) all products bearing such Marks shall be sold or delivered only to Seller or Seller's designee.

          Section 6.09.  Warranty Service.
                         ----------------

          Buyer shall mark all products produced by the Business following the Closing in a manner agreed to by the parties such that the date of manufacture of such products may be determined.

          Buyer shall provide warranty service in accordance with Seller's existing warranty policy on all products sold by the Business from and after the Closing. Prior to the date hereof, Seller has delivered to Buyer copies of Seller's existing warranties on such products. Seller shall be responsible for warranty service for all products manufactured prior to the Closing.

          Section 6.10.  Transitional Services Agreement.
                         -------------------------------

          Seller and Buyer shall enter into an agreement regarding the provision by Seller to Buyer of certain transitional services, substantially in the form of Exhibit C hereto (the "Transitional Services Agreement").

          Section 6.11.  Supply Agreement.
                         ----------------

          Buyer and Seller shall enter into an agreement regarding the provision of certain graphite golf club shafts by Buyer to Seller, substantially in the form of Exhibit D hereto (the "Supply Agreement").

          Section 6.12.  Security Interest.
                         -----------------

          As security for the performance of Coyote's obligations to Seller under this Agreement, Coyote, pursuant to the Security Agreement, grants to Seller and Seller shall retain a senior security interest in all of the Common Stock of Buyer, Buyer to further secure Coyote's obligations under this Agreement and Buyer's obligations under this Agreement and the Supply Agreement, grants to Seller a purchase money security interest in the Assets. Buyer shall execute and deliver to Seller such further documents and instruments, including UCC filings, as Seller may reasonably request to further evidence and perfect Seller's security interest in the Assets during the term of this Agreement.

          Section 6.13.  Financing Commitment.
                         --------------------

          Buyer shall diligently pursue financing sufficient to enable Buyer to pay in cash the Purchase Price in accordance with Section 2.01 (a)(i) above (the "Financing"), and Buyer shall notify Seller within one business day of receipt of an unconditional commitment for the Financing and shall deliver to Seller a true and correct copy of such financing commitment within three business days of its receipt.

                                  ARTICLE VII
                                  -----------

                CONDITIONS TO BUYER'S AND COYOTE'S OBLIGATIONS
                ----------------------------------------------

          The obligations of Buyer and Coyote hereunder are subject to the satisfaction, or waiver in writing by Buyer, on or prior to the Closing Date, of the following conditions:

          Section 7.01.  Accuracy of Representations and Warranties.
                         ------------------------------------------

          The representations and warranties of Seller set forth in Article IV hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Seller.

          Section 7.02.  Performance of Covenants.
                         ------------------------

          Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Seller.

          Section 7.03.  Government Approvals.
                         --------------------

          Any required governmental approvals shall have been obtained.

          Section 7.04.  No Legal Proceedings.
                         --------------------

          No investigation, action or proceeding by or before any court or other governmental authority shall have been commenced or threatened, and no inquiry shall have been received, that in the reasonable judgment of the Board of Directors of Buyer may lead to an action or proceeding to restrain or challenge the transactions contemplated by this Agreement or may impose material liability on Buyer or its affiliates or the Assets if such transactions are consummated.

          Section 7.05.  Transitional Services Agreement.
                         -------------------------------

          Seller shall have executed and delivered to Buyer the Transitional Services Agreement, substantially in the form of Exhibit C hereto.

          Section 7.06.  Supply Agreement.
                         ----------------

          Seller shall have executed and delivered to Buyer the Supply Agreement, substantially in the form of Exhibit D hereto.

          Section 7.07.  Opinion of Counsel.
                         ------------------

          Buyer shall have received the opinion of counsel for Seller, to the effect set forth in Exhibit E hereto.

          Section 7.08.  Bills of Sale.
                         -------------

          Seller shall have delivered to Buyer such bills of sale, assignments and instruments of transfer and conveyance as will be reasonably required by Buyer for the transfer to Buyer of all of Seller's right, title and interest to and in the Assets.

          Section 7.09.  Security Agreements.
                         -------------------

          Seller shall have executed and delivered to Buyer the Security Agreements.

                                 ARTICLE VIII
                                 ------------

                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

          The obligations of Seller hereunder are subject to the satisfaction, or waiver in writing by Seller, on or prior to the Closing Date of the following conditions:

          Section 8.01.  Accuracy of Representations and Warranties.
                         ------------------------------------------

          The representations and warranties of Buyer and Coyote set forth in
Article V hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Buyer.

          Section 8.02.  Performance of Covenants.
                         ------------------------

          Each and all of the covenants and agreements of Buyer and Coyote to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Buyer and Coyote, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Buyer.

         Section 8.03.  Governmental Approvals.
                        ----------------------

          Any required governmental approvals shall have been obtained.

          Section 8.04.  No Legal Proceedings.
                         --------------------

          No investigation, action or proceeding by or before any court or other governmental authority shall have been commenced or threatened, and no inquiry shall have been received, that in the reasonable judgment of Seller may lead to an action or proceeding to restrain or challenge the transactions contemplated by this Agreement or may impose material liability on Seller or its affiliates if such transactions are consummated.

          Section 8.05.  Transitional Services Agreement.
                         -------------------------------

          Buyer shall have executed and delivered to Seller the Transitional Services Agreement, substantially in the form of Exhibit C hereto.

          Section 8.06.  Supply Agreement.
                         ----------------

            Buyer shall have executed and delivered to Seller the Supply Agreement, substantially in the form of Exhibit D hereto.

          Section 8.07.  Opinion of Counsel.
                         ------------------

          Seller shall have received the opinions of counsel for Buyer and Counsel for Coyote, to the effect set forth in Exhibit F hereto.

          Section 8.08.  Delivery of Note.
                         ----------------

          Buyer shall have delivered to Seller, and Seller shall have received, the Note representing that portion of the Purchase Price payable to Seller at the Closing pursuant to Section 2.01.

          Section 8.09.  Instruments of Assumption.
                         -------------------------

          Buyer shall have executed and delivered to Seller the instruments of assumption required by Section 2.01(a)(ii).

          Section 8.10.  Security Agreements.
                         -------------------

          Buyer and Coyote respectively shall have executed and delivered to Seller the Security Agreements.

          Section 8.11.  Guaranty.
                         --------

          At or prior to the Closing, Coyote shall have executed and delivered to Seller a guaranty in the form attached hereto as Exhibit G.

                                  ARTICLE IX
                                  ----------

                                   SURVIVAL
                                   --------

          Section 9.01.  Survival.
                         --------

          The representations, warranties and covenants of each of Seller, Buyer and Coyote set forth in this Agreement shall survive the Closing Date. All representations and warranties contained in this Agreement (including the Schedules hereto) or in any certificate delivered with respect thereto will be deemed to be representations and warranties hereunder and, except for those representations and warranties contained in Section 13.06, shall remain in full force and effect for one year following the Closing Date; the representations and warranties in Section 13.06 shall remain in full force and effect until sixty (60) days after the expiration of any applicable statute of limitations (including any extensions thereof).

                                   ARTICLE X
                                   ---------

                               EMPLOYEE MATTERS
                               ----------------

          Section 10.01.  Employment.
                          ----------

          Buyer will offer employment as of the Closing Date to each Employee (as defined below) of the Business, in each case at a base rate of pay and bonus at least equal to such Employee's base rate of pay and bonus in effect on the day immediately prior to the Closing Date, and on other terms and conditions, including those benefits and benefit plans listed on Schedule 4.11(c) except the Fortune Brands Stock Purchase Plan, that are equivalent to those in effect on the day immediately prior to the Closing Date, with benefits to be provided by Buyer in accordance with this Article X. The term "Employees" shall mean all employees of Seller listed on Schedule 10.01.A attached hereto. The term "Transferred Employees" shall mean any Employees who accept Buyer's offer of employment. The term "Employee" or "Transferred Employee" shall mean any of the Employees or Transferred Employees, respectively. If Buyer terminates any Transferred Employee during the first year subsequent to the Closing Date, Buyer shall provide benefits payable upon such termination of employment, including but not limited to severance benefits equivalent to those listed on Schedule 10.01.B.

          Section 10.02.  Welfare Plan Benefits.
                          ----------------------

          (a) Seller shall be responsible for any liability arising from or in connection with its welfare plan benefit programs covering the Transferred Employees relating to periods prior to the Closing Date (including liability for all claims, expenses and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of its welfare plan benefit programs and incurred prior to the Closing Date) irrespective of whether any claim relating to such liability is filed or submitted after the Closing Date.

          (b) Buyer shall be responsible for any liability relating to periods on and after the Closing Date that arises from or is connected with Buyer's welfare plan benefit programs.

          (c) Buyer agrees to waive for the Transferred Employees and their eligible dependents (i) any eligibility waiting periods and (ii) any pre-existing conditions and actively-at-work exclusions; except that Buyer may require any Transferred Employee or any eligible dependent thereof who, as of the Closing Date, is then in the process of satisfying any similar exclusion or waiting period under Seller's welfare plan benefit programs to satisfy fully the balance of the applicable time period for such exclusion or waiting period under Buyer's welfare plan benefit programs.

          (d) With respect to the calendar year in which the Closing Date occurs, all medical and dental expenses incurred with respect to any Transferred Employee and/or eligible dependent thereof in the portion of such calendar year preceding the Closing Date shall be taken into account for purposes of satisfying any deductible and any out-of-pocket calendar year limit under the medical and dental coverage of Buyer's welfare plan benefit programs for such calendar year, provided any such expenses were qualified to be taken into account for satisfying any deductible or any out-of-pocket calendar year limit under the welfare plan benefit programs.

          (e) With respect to any employees of the Business, or their spouses, former spouses or other qualifying beneficiaries who are entitled to continuing medical coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") by reason of qualifying events occurring on or prior to the Closing Date, Seller shall provide such benefits from and after the Closing Date through the remaining period of coverage. Buyer and Coyote shall be responsible for, and shall indemnify and save Seller harmless from, any claims for COBRA coverage arising on and after the Closing Date.

          (f) Seller and Buyer shall cooperate in providing all notices and certifications required under the Health Insurance Portability and Accountability Act of 1996.

          (g) Seller shall retain responsibility for benefits accrued to the Closing Date for Transferred Employees who were covered under Seller's flexible spending account benefit plan.

          (h) Transferred Employees shall receive full credit with Buyer for all accrued and unused vacation benefits as of the Closing Date.

          (i) Seller shall retain all liabilities and obligations relating to or arising from Transferred Employees, who are absent from work on account of long-term disability that commenced prior to the Closing Date. Buyer shall assume all liabilities in respect of long-term disability relating to Transferred Employees, provided that such long-term disability commenced on or after the Closing Date.

          Section 10.03.  Prior Service.
                          -------------

          Buyer shall count each Transferred Employee's service with Seller and its affiliates and predecessors for purposes of determining (i) eligibility for vacation benefits, short-term disability or weekly accident and sickness benefits and severance benefits, and (ii) eligibility, vesting and benefits under all other employee benefit plans and policies of Buyer applicable to the Transferred Employees, to the extent such service was counted under similar type plans of Seller for such purposes, immediately prior to the Closing Date provided that Buyer shall not be obligated to give credit for such service to the extent it (x) would result in duplication of any benefits to which a Transferred Employee is entitled or had previously received under any similar type plans, programs or arrangements maintained by Seller prior to the Closing Date or Buyer after the Closing Date, or (y) was not service which was recognized for purposes of such similar type plans, programs or arrangements of Seller.

          Section 10.04.  401(k) Plan.
                          -----------

          Effective as of the Closing Date, Buyer shall provide to Transferred Employees the opportunity to roll into an existing 401(k) plan, which shall provide for a level of employee 401(k) contributions not less than available to the respective Transferred Employees under the Cobra Golf Incorporated 401(k) Savings Plan. Buyer shall cause its plan or plans to accept rollover contributions on behalf of the Transferred Employees from the Cobra Golf Incorporated 401(k) Savings Plan.

          Section 10.05.  WARN Act.
                          --------

          Buyer agrees that it shall be responsible and solely liable for any notification (or payment in lieu of notice) required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") and shall indemnify Seller and hold Seller harmless from and against any fines, payments, expenses (including, without limitation, reasonable attorney's fees) and any other liability which may become due under the WARN Act in respect of any "mass layoff" or "plant closing" (as defined under the WARN Act) which takes place after the Closing, regardless of when any notification under the WARN Act is or was to have taken place.

                                  ARTICLE XI
                                  ----------

                                INDEMNIFICATION
                                ---------------

          Section 11.01.  Indemnification by Seller.
                          -------------------------

          Seller will indemnify, defend, save and hold Buyer and Coyote and any of their affiliates and any of their respective directors, officers, employees or agents ("Buyer's Affiliates") harmless from and against any and all damage, liability, loss, tax, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses, and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Buyer or any of Buyer's Affiliates or which may be claimed against Buyer or Coyote or any of Buyer's Affiliates which shall arise out of or result from (a) any breach of any representation or warranty given or made by Seller herein or in any certificate delivered with respect thereto, (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Seller under this Agreement or (c) the Retained Liabilities. Seller shall be obligated to indemnify Buyer and Buyer's Affiliates pursuant to clause
(a) of this Section 11.01 to the extent that the Losses incurred as a result of such breaches have exceeded $250,000 in the aggregate. Any claim for indemnification hereunder must be made by notice to Seller within the applicable time period specified in Section 9.01. In determining the amount of any indemnifiable Losses under this Section 11.01, such amount shall be (A) reduced to take into account any net tax benefit realized by Buyer or Buyer's Affiliates arising from the incurrence or payment by Buyer or Buyer's Affiliates of such Losses and (B) increased to take into account any net tax cost incurred by Buyer or Buyer's Affiliates as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating Buyer or Buyer's Affiliates as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Losses. Any Losses of Buyer or Coyote or Buyer's Affiliates due from Seller pursuant to this Section 11.01 shall first be set off against any principal amount then outstanding under the Note. Notwithstanding anything to the contrary contained in this Section

11.01, in no event shall Buyer be entitled to recover Losses from Seller in an aggregate amount in excess of $2,500,000.

          Section 11.02.  Indemnification by Buyer.
                          ------------------------

          Buyer and Coyote will indemnify, defend, save and hold Seller and any of its affiliates and any of its or their respective directors, officers, employees or agents ("Seller's Affiliates") harmless from and against any and all Losses incurred or sustained by Seller or any of Seller's Affiliates or which may be claimed against Seller or any of Seller's Affiliates which shall arise out of or result from (a) any breach of any representation or warranty given or made by Buyer or Coyote herein or in any certificate delivered with respect thereto, (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Buyer or Coyote under this Agreement or (c) the Assumed Liabilities. Any claim for indemnification hereunder for any breach of a representation or warranty must be made by notice to Buyer within the applicable time period specified in Section 9.01. In determining the amount of any indemnifiable Losses under this Section 11.02, such amount shall be (A) reduced to take into account any net tax benefit realized by Seller or Seller's Affiliates arising from the incurrence or payment by Seller or Seller's Affiliates of such Losses and (B) increased to take into account any net tax cost incurred by Seller or Seller's Affiliates as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating Seller or Seller's Affiliates as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Losses.

          Section 11.03.  Third-Party Claims.
                          ------------------

          Reasonably promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Failure to give such notice reasonably promptly shall not relieve the Indemnifying Party of its obligation hereunder; provided,
                                                                      --------
however, that if such failure to give notice reasonably promptly adversely
-------
affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to participate fully in any such action or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the indemnifying and indemnified parties or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable opinion of the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such action or proceeding (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) seeking an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

                                 ARTICLE XII
                                 -----------

                             Intentionally Omitted


                                 ARTICLE XIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------


          Section 13.01.  Integration; Amendment.
                          ----------------------

          This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. The terms of this Agreement cannot be changed, modified, released or discharged orally.

          Section 13.02.  Assignment.
                          ----------

          This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Buyer or Coyote without the prior written consent of Seller or by Seller without the prior written consent of Buyer.

          Section 13.03.  Counterparts.
                          ------------

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          Section 13.04.  Headings.
                          --------

          The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 13.05.  Waiver; Requirement of Writing.
                          ------------------------------

          This Agreement cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

          Section 13.06.  Finder's Fees; Brokers.
                          ----------------------

          Seller represents and warrants to Buyer and Coyote, and Buyer and Coyote represent and warrant to Seller that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by it or on its behalf.

          Section 13.07.  Bulk Transfers.
                          --------------

          Buyer and Coyote hereby waive compliance by Seller with the provisions of any bulk transfer laws applicable to the transactions contemplated by this Agreement. Seller agrees to promptly and diligently pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Buyer or Coyote by reason of any non-compliance with such laws, and to indemnify, defend and hold Buyer and Coyote and any of Buyer's Affiliates harmless from and against, and pay or reimburse, as the case may be, Buyer or any of Buyer's Affiliates for, any and all losses based upon, arising out of or otherwise in any way relating to or in respect of such noncompliance.

          Section 13.08.  Expenses.
                          --------

          Each of the parties hereto shall pay, without right of reimbursement from the other party, all the costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.

          Section 13.09.  Notices.
                          -------

          Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by prepaid cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, cabled or telecopied, or if mailed, ten days after mailing (two business days in the case of express mail or overnight courier service), as follows:

          If to Seller:     Cobra Golf Incorporated
                            1812 Aston Avenue
                            Carlsbad, California  92008

                            Attention:  David Riggan

          with a copy to:   Mark A. Roche, Esq.
                            Vice President and  General Counsel
                            Fortune Brands, Inc.
                            1700 East Putnam Avenue
                            Old Greenwich, Connecticut  06870

     If to Buyer or Coyote:  Unifiber Corporation
                             3855 Ruffin Road
                             San Diego, California  92123-1813

                             Attention:  David Lopez

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

          Section 13.10.  Applicable Law; Consent to Jurisdiction.
                          ---------------------------------------

          This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of California without regard to conflicts of laws principles. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in the City of San Diego, California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that, except as set forth below, service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 13.09 shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California of the United States of America located in the City of San Diego, California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 13.11.  Public Announcements.
                          --------------------

          Neither party nor any of their respective affiliates shall make any press release or public announcement with respect to the transactions contemplated hereby without obtaining the prior approval of the other party, except as may be required by law or regulations of securities exchanges. Approvals under this Section 13.11 shall not be unreasonably withheld.

          Section 13.12.  No Third-Party Beneficiaries.
                          ----------------------------

          Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        COBRA GOLF INCORPORATED


                                        By /s/ Robert S. Dubiel
                                          -----------------------------------
                                           Name: Robert S. Dubiel
                                           Title: President and
                                                  Chief Executive Officer


                                        UNIFIBER CORPORATION


                                        By /s/ David Lopez
                                          -----------------------------------
                                           Name: David Lopez
                                           Title: Vice President and
                                                  General Manager


                                        COYOTE SPORTS, INC.


                                        By: /s/ James M. Probst
                                           ----------------------------------
                                            Name: James M. Probst
                                            Title: President and
                                                   Chief Executive Officer

                                                                   EXHIBIT 2.1.A
                                                                   -------------

                                      NOTE
                                      ----
$5,500,000.00                                               Carlsbad, California
-------------                                               September 9, 1998


          FOR VALUE RECEIVED, the undersigned, UNIFIBER CORPORATION, a California corporation (the "Maker"), hereby promises to pay to the order of COBRA GOLF INCORPORATED ("Cobra" or the "Holder"), by wire transfer to such place or places and to such account or accounts as Holder may direct from time to time by notice to Maker in accordance with the Asset Sale Agreement, dated as of September 9, 1998, by and between Maker and Cobra (the "Asset Sale Agreement"), in lawful money of the United States in immediately available funds, the principal amount equal to FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000.00), payable, subject to the terms hereof, on or before March 31, 1999, as provided in subsection 2.01(a)(i) of the Asset Sale Agreement. Maker may prepay (without penalty) the outstanding principal sum and interest thereon at anytime prior to such date in whole or in part.

          Interest shall accrue on the outstanding principal amount hereof in accordance with the terms of the Asset Sale Agreement and shall be payable on such dates and in such amounts as determined in accordance with the Asset Sale Agreement. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the maximum amount of interest permitted by applicable law. In the event that a court of competent jurisdiction determines that the Asset Sale Agreement provides for interest in excess of the maximum amount of interest permitted by applicable law, the excess amount of interest paid shall be promptly refunded.

          This Note is issued to evidence the outstanding balance of the Purchase Price (as defined in the Asset Sale Agreement) payable pursuant to the provisions of section 2.01(a)(i) of the Asset Sale Agreement as to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was and will be made and is to be repaid.

          This Note is secured by the security agreement of even date herewith executed by Buyer, as debtor, Coyote, as Guarantor, and Cobra, as the secured party (the "Security Agreement I"), and the security agreement executed by Buyer, as guarantor, and Cobra, as the secured party (the "Security Agreement II" and together with the Security Agreement I, the "Security Agreements") and Cobra and Buyer are entitled to the benefits of all pertinent provisions of the Security Agreements.

          The following shall constitute "Events of Default" hereunder:

                    (a) Default in any payment when due and payable under the Asset Sale Agreement if such default shall continue for longer than the notice and grace periods provided therein or, if none is provided for, ten (10) days after knowledge of such default by Buyer.

                    (b) Default in the observance or performance of any term, covenant or condition in this Note (or any document to which this Note is subject) on Buyer's part to be observed or performed and the continuance of such default for longer than ten (10) days after knowledge of such default by Buyer.

          If an Event of Default shall occur and be continuing, Cobra may, by notice in writing delivered to Buyer in accordance with the terms of the Asset Sale Agreement, declare the entire amount of this Note immediately due and payable, whereupon the same shall forthwith become and be due and payable without any presentment, demand, or other notice of any kind, all of which are expressly waived by Buyer.

          Holder may proceed against Maker, in such manner as it deems desirable. None of the rights or remedies of Holder hereunder are to be deemed waived or affected by failure or delay on the part of Holder to exercise the same. All remedies conferred upon Holder by this Note or any other instrument or agreement shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

          Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

          This Note has been executed and delivered in Carlsbad, California and shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.

          This Note shall be binding upon Buyer, its successors and assigns and shall inure to the benefit of Cobra and its successors and assigns; and each reference herein to Buyer or to Cobra shall, except where the context shall otherwise require, be deemed to include their successors and assigns.

          WITNESS the hand of Maker.

                                        UNIFIBER CORPORATION


                                        By: /s/ David Lopez
                                           ------------------------------------
                                           Name: David Lopez
                                           Title: Vice President and
                                                  General Manager

                                                                   EXHIBIT 2.1.B

                              SECURITY AGREEMENT I

     THIS AGREEMENT is dated as of September 9,1998, by and between Cobra Golf Incorporated, a Delaware corporation ("Seller") and Coyote Sports, Inc., a Nevada corporation ("Guarantor") with reference to the following facts:

     Guarantor proposes to make certain guarantees to Seller pursuant to a Guaranty of even date herewith (the "Guaranty"). To secure the obligations, as described in the Guaranty, Guarantor has agreed to pledge to Seller the shares of stock listed on Exhibit A hereto (the "Shares").
                   ---------

     NOW, THEREFORE, Seller and Guarantor agree as follows:

     1.   Pledge of Securities.
          --------------------

          (a) Guarantor hereby pledges, assigns and delivers to Seller and grants to Seller a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt performance of all of Guarantor's obligations, as described in the Guaranty (the "Secured Indebtedness").

          (b) The term "Pledged Collateral" shall also include any securities, instruments or distributions of any kind issuable, issued or received by Guarantor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

          (c) The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assigm-nent duly executed in blank by Guarantor, have been, or will be immediately upon the subsequent receipt thereof by Guarantor, delivered by Guarantor to Seller. Guarantor shall cause the books of each corporation whose stock is part of the Pledged Collateral to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Seller may effect the transfer of any securities included in the Pledged Collateral into the name of Seller and cause new certificates representing such securities to be issued in the name of Seller. Guarantor will execute and deliver such documents, and take or cause to be taken such actions, as Seller may reasonably request to perfect or continue the perfection of Seller's security interest in the Pledged Collateral.

     2.   Representations, Warranties and Covenants.  Guarantor represents and
          -----------------------------------------
warrants to and covenants with Seller that:

          (a) The Pledged Collateral is owned by Guarantor free and clear of any security interests, liens or encumbrances;

          (b) Guarantor has full power and authority to create a first lien on the Pledged Collateral in favor of Seller and no disability or contractual obligation exists which would prohibit Guarantor from pledging the Pledged Collateral pursuant to this Agreement, and Guarantor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

          (c) There are no subscriptions, warrants or other options exercisable with respect to the Shares;

          (d) The Shares represent the percentage of the issued and outstanding stock of the Subsidiaries listed on Exhibit A, there are no agreements that
                                    ---------
require any Subsidiaries to issue any additional shares of such Subsidiaries, and there are no outstanding options to purchase such additional shares;

          (e) The Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and

          (f) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Guarantor knows of no reasonable grounds for the institution of any such proceedings.

     All the above representations and warranties shall survive the making of this Agreement.

     3.   Voting Prior to Demand.  Unless an Event of Default (as defined below)
          ----------------------
shall have occurred and be continuing, Guarantor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be
                                              --------
cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Guarantor to vote and give consents, waiver and ratifications shall upon notice to Guarantor cease in case such an Event of Default hereunder shall occur and be continuing.

     4.   Events of Default.  Each of the following shall constitute an event of
          -----------------
default ("Event of Default") hereunder:

          (a) The occurrence of an Event of Default under the Note; or

          (b) The breach of any provision of this Agreement by Guarantor or the failure by Guarantor to observe or perform any of the provisions of this Agreement.

     5.   Seller's Remedies Upon Default.
          ------------------------------

          (a) Upon the occurrence and during the continuance of an Event of Default, Seller shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the State of California as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon ten (10) days' written notice to Guarantor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Seller may grant options, provided that any such terms or options shall, in the best judgment of Seller, be extended only in order to obtain the best possible price.

          (b) Guarantor recognizes that Seller may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Act"), so that Seller may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Guarantor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Seller has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Seller would agree), to register such securities for sale under the Act. Guarantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (c) After the sale of any of the Pledged Collateral, Seller may deduct all reasonable legal and other expenses and attorney's fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to the Secured Indebtedness in such manner as Seller in its reasonable discretion shall determine, and shall pay the balance, if any to Guarantor.

     6.   Release of Pledged Collateral.  The pledge of and grant of a security
          -----------------------------
interest in the Pledged Collateral pursuant to this Agreement shall be of no further force or effect and, subject to the terms of the Guaranty, the Pledged Collateral shall be returned to Guarantor upon payment in full of the Secured Indebtedness to Seller.

     7.   Miscellaneous.
          -------------

          (a) All notices, consents, approvals and other communications required or permitted hereunder shall be addressed to the receiving party at the address set forth below its signature. All such communications shall be delivered personally or by facsimile or by courier or sent by first class mail, postage prepaid. Communications by mail shall be deemed delivered upon receipt.

          (b) This Agreement shall be construed in accordance with, and the rights of the parties shall by governed by, the law of the State of California.

          (c) This Agreement may not be amended or modified except by a written instrument signed by Seller and Guarantor.

          (d) This Agreement and the Note and instruments executed in connection therewith constitute the entire agreement between Seller and Guarantor with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    Guarantor:   COYOTE SPORTS, INC.


                                    By: /s/ James M. Probst
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------


                                    Seller:   COBRA GOLF INCORPORATED


                                    By: /s/ Robert S. Dubiel
                                       -----------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                   EXHIBIT A
                                   ---------

                             List of Shares Pledged


                        Type or       Issuer Name and      Percent of Total
 Number of Shares   Class of Shares  State of Formation   Shares Outstanding
------------------  ---------------  ------------------   ------------------
      68,919         Common Stock         Unifiber                100%
                                        Corporation

                  CONFIDENTIAL TREATMENT OF REDACTED PORTIONS
                  -------------------------------------------
                                  APPLIED FOR
                                  -----------

                                                                   EXHIBIT 2.1.C
                                                                   -------------

                                SUPPLY AGREEMENT
                                ----------------

     THIS SUPPLY AGREEMENT (the "Agreement") is made and entered into as of September 9, 1998, by and between Cobra Golf Incorporated, a Delaware corporation (the "Company") and Unifiber Corporation, a California Corporation (the "Supplier").

                                    RECITALS
                                    --------

     WHEREAS, the Supplier is willing to supply to the Company and its affiliates and licensees and the Company is willing to purchase and to direct its affiliates and licensees to purchase from the Supplier certain quantities of the Company's and its affiliates and licensees requirements for Cobra branded graphite golf shafts (the "Products").

     NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and the Supplier agree as follows:

                                   AGREEMENT
                                   ---------

                                   ARTICLE I.
                       GENERAL OBLIGATIONS OF THE PARTIES
                       ----------------------------------

     A.   Exclusive Purchase .  The Company agrees to purchase and direct its
          -------------------
affiliates and licensees to purchase from the Supplier, and the Supplier agrees to sell to the Company and its affiliates and licensees, at least ninety percent (90%) of the Company's and its affiliates and licensees requirements for the Products pursuant to all of the terms and conditions of this Agreement.
However, notwithstanding the foregoing, the Company and its affiliates and licensees shall have the ability but not the obligation to purchase any or all of their requirements for Products for the Asian markets pursuant to the terms of this Agreement. Specifications for the Products are set forth in Exhibit A, attached hereto, as may be amended by agreement of the parties from time to time and the Supplier agrees to manufacture all Products in accordance with such Specifications. Specifications for new Products must be submitted and agreed to sixty (60) days prior to the first requested delivery date.

     The Supplier acknowledges that the Company may own intellectual property rights related to certain of the Products. Supplier shall not sell or otherwise provide those Products identified on Exhibit A as patented or patentable or otherwise proprietary to the

Company (the "Proprietary Products") to any party other than the Company without the Company's prior written consent, which may be withheld in its sole discretion. In the event that the specifications describe a product which is generic, non-patentable, or within the public domain, (the "Non-Proprietary Products") then and in that event, Supplier shall remain free to sell the same to any purchaser in any market, without restriction. The Company hereby grants to the Supplier, under the Company's intellectual property rights in the Products, a non-exclusive, non-transferable, non-assignable, personal, limited license to (i) make, have made, import and sell the Non-Proprietary Products and
(ii) make, have made, import and sell the Proprietary Products solely to the Company or third parties authorized by the Company in writing.

     B.   Sub-Contracts.  Supplier may at its option enter into sub-contracts or
          -------------
other arrangements with other persons or entities to fulfill its obligations under this Agreement with the prior written consent of Company, which may be withheld in its sole discretion.

     C.   R&D Facility.  Supplier agrees to provide for the Company's exclusive
          ------------
use a segregated and secure space at Supplier's facility in San Diego county to enable the Company to conduct shaft research, development and testing activities commensurate with those presently being conducted by the Company. Supplier further agrees to meet the reasonable requests of the Company in providing technical support for such activities. The details regarding the size, location and equipment are subject to agreement of the parties.

                                  ARTICLE II.
                              ORDERS FOR PRODUCTS
                              -------------------

     A.   Forecasts and Purchase Orders.  The Company shall submit to the
          -----------------------------
Supplier in writing a non-binding ninety (90) day rolling forecast projecting the anticipated weekly requirements for the Products. Such forecast shall be provided by the tenth day of each month. The Company shall submit purchase orders for the Products to the Supplier in writing, whether by mail, e-mail, or facsimile which shall set forth, at a minimum:

          1.   an identification of the Products ordered
          2.   quantities
          3.   requested delivery dates
          4.   shipping instructions and shipping addresses

The Company shall submit its purchase orders so that they are received by the Supplier at least fourteen (14) days prior to the delivery date requested in the order or in the case of Product sourced outside of the United States twenty-one
(21) days.

     B.   Acknowledgment of Orders.  All purchase orders shall be acknowledged
          ------------------------
by the Supplier in writing within three (3) business days of receipt by the Supplier, which acknowledgment (the "Acknowledgment") shall be delivered by mail, e-mail or facsimile to the Company. Acknowledgment shall include a written representation by Supplier that it will meet all quantity requirements and requested delivery dates as specified in any purchase order. In the event that the Supplier is unable to meet the quantity requirements and/or requested delivery dates specified in a purchase order, the Acknowledgment shall propose alternate quantities and/or delivery dates. The Company shall reply in writing within three (3) business days accepting or rejecting the proposed modifications to quantities and/or delivery dates. In the event the Company accepts, the writing indicating the acceptance shall be deemed to be an amendment to the original purchase order, and if the Company rejects, the original purchase order shall remain in force. If any purchase order or acknowledgment is not replied to, the party expecting the same shall request a written confirmation within three (3) business days. If the party to whom the request is made fails to reply after the second request, the party making the request may cancel the order, by written notice to the other, within three (3) business days. If any terms of the purchase order or confirmation are in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail.

     C.   Modification of Orders.  No acknowledged purchase order shall be
          ----------------------
modified or canceled except upon the written agreement of both parties hereto. Mutually agreed upon change orders shall be subject to all of the provisions of this Agreement, whether or not the change order so states.

     D.   Delivery Terms.  All deliveries of Products shall be F.O.B. -
          --------------
Supplier's San Diego facility. The Supplier agrees to package the Products for shipment to the Company in commercially reasonable packaging to protect the Products in transit to the Company.

     E.   Delivery Schedule.  All orders shall be delivered in a timely manner
          -----------------
as set forth in the purchase orders and Supplier confirmation. The parties agree that deliveries within five percent (5%) of the order quantities and deliveries within two (2) calendar days of the date in the purchase order by line item shall be acceptable deliveries. Provided however, that for purchase orders for quantities in excess of the forecasted quantities the Company will accommodate the Supplier's reasonable requests to adjust the above stated requirements for deliveries A line item means the individual shaft and flex designation set forth in each purchase order.


                                 ARTICLE III.
                              PRICES AND PAYMENTS
                              -------------------

     A.   Prices.  Subject to  the Adjustments  as  hereinafter provided for,
          ------
the prices to be paid by the Company for the Products purchased pursuant to this Agreement shall be set forth on Exhibit B, attached hereto.

     B.   Adjustments in Price.  The Company and Supplier recognize that the
          --------------------
manufacturing costs of the Product may change in relation to production volume, production methods, production location, raw material costs and other costs. Accordingly, by November 1st of each year beginning November 1, 2000, Supplier shall provide to the Company, the raw material, direct labor and overhead costs directly related to each Product being purchased by Company. The Supplier shall provide such supporting information relating thereto as Buyer shall reasonably request. Beginning January 1, 2001 and based on such information as verified and agreed to by the Company, the price for each Product shall be adjusted to reflect XXXXXXXXXXXXXXXXXXX of the aggregate incremental change in raw material, direct labor and overhead costs directly relating to such Product; provided however the price for any standard shaft shall in no event exceed XXXXX per shaft. Suppler shall continue to process and complete all open orders for the products in accordance with the terms of the Agreement.

     C.   Payment Terms.  Payment in full for the Products shall be made by the
          -------------
Company not later than thirty (30) days after receipt of invoice by the Company.

                                  ARTICLE IV.
                             TERM AND TERMINATION
                             --------------------

     A.   Term.  This Agreement shall take effect as of the date first written
          ----
above and shall continue in force until December 31, 2003.

     B.   Termination.  Notwithstanding the provisions of Section IV-A above,
          -----------
this Agreement may be terminated for any of the following reasons:

          1. Either party hereto may terminate this Agreement by giving notice in writing to the other party in the event that the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty
(30) days of receipt of written notice thereof from the non-breaching party;

          2. Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party or any creditor of such other party file a petition of any type as to such other party's bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of its creditors, or go into liquidation or receivership. Provided however, that in the event an involuntary petition is filed against the Supplier, then the Supplier will have 90 days to have the petition withdrawn and in the event the Supplier goes into receivership, the Buyer will outsource for its supply needs for 90 days and if the Supplier comes out of receivership within that 90 days then this Agreement will be reinstated; and

          3. Either party hereto may terminate this Agreement by giving notice in writing to the other party should an event constituting a Force Majeure continue for more than one hundred and eighty (180) consecutive days. "Force Majeure" shall mean any event or condition, not existing as of the date of the execution and delivery of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of any party hereto, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or other governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion. During the period that the performance by one of the parties hereto of its obligations hereunder has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

          4. The Company may terminate this Agreement upon the failure to deliver Products in a timely manner as set forth in Article II (E); or upon the failure to deliver quality Products (e.g. Products which do not conform to the specifications set forth in Exhibit A), meaning a reject rate exceeding three percent (3%) of scheduled and acknowledged Product deliveries; if a failure for either reason occurs more than two (2) times in any six (6) month period or three (3) times in any twelve (12) month period.

          5. The Company may terminate this Agreement upon the occurrence of a Change of Control of the Supplier. For purposes of this Agreement, a "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Supplier, in one transaction or a series of related transactions, or (ii) any person, group, or entity other than Coyote Sports, Inc., is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Supplier then outstanding and entitled to vote in elections of directors.

          6. In the event that the Supplier breaches any of its representations or warranties or fails to timely perform any of its obligations under that Certain Asset Sale Agreement (the "Asset Sale Agreement") dated as of September 9, 1998 by and among Cobra Golf Incorporated, a Delaware corporation, Coyote Sports, Inc., a Nevada corporation, and Unifiber Corporation, a California corporation, or the Note dated September 9, 1998 delivered by the Supplier to the Company pursuant to the Asset Sale Agreement, then the Company shall have the right to terminate this Agreement upon five days written notice to the Supplier. Provided however, that in the event the breach to the Asset Sale Agreement does not cause the Company any monetary loss, then with respect to that breach, and only to that breach, the Supplier will have 30 days to remedy the breach.

     C.   No Compensation.  In the event that either party hereto terminates
          ---------------
this Agreement for any reason in accordance with its terms, then:

          1. each party hereto shall automatically be released from all of its obligations hereunder except as provided in Article V, Article VI and Article VII; and the licenses granted herein shall terminate; and

          2. except for termination for material breach, neither party hereto shall be entitled to any compensation or like payment as a result of such termination, except for payment due to the Supplier for Products purchased, received and accepted by the Company prior to any termination.

                                  ARTICLE V.
                                   WARRANTY
                                   --------

     A.   Warranty.  The Supplier warrants that all Products delivered by the
          --------
Supplier to the Company shall conform with the specifications contained in Exhibit A hereto, will be of first quality and will be free from manufacturing defects. The Supplier will replace any Product which does not conform to this warranty if returned by the Company within two (2) years from the date of delivery to the Company. All costs of shipment of replacement Products shall be paid by the Supplier. The Supplier may reprocess or destroy any returned Products and agrees that it shall not sell or otherwise dispose of returned Products without the prior written consent of the Company. The Supplier's liability to the Company shall include replacement of defective Product. The Supplier shall maintain product liability insurance for itself. Notwithstanding any other provision in this Agreement, the Supplier shall defend, indemnify, and hold harmless the Company from and against any claims, demands, liabilities, or expenses (including attorney's fees and costs) for any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Company shall be in addition to the warranty obligations of Supplier. The Company shall have the right to (i) tender any and all such claims to Supplier for disposition by the Supplier at the Supplier's sole expense or (ii) to dispose of nominal claims ($5,000.00 or less in value) itself and receive reimbursement from the Supplier for such costs.

Except for obligations arising under the preceding paragraph, either party's maximum liability arising out of or relating to this Agreement shall be limited to the total payments made by the Company or currently due to the Supplier under bona fide purchase orders in the twelve month period immediately preceding the imposition of such liability. Except for obligations arising under the preceding paragraph, in no event shall either party be liable to the other party or any other person or entity for any special, consequential, incidental, indirect, exemplary or punitive damages, however caused, whether for breach of contract, tort, negligence, strict product liability or otherwise (including, without limitation, damages based on loss of profits or business opportunity), and whether or not such party has been advised of the possibility of such damages. This limitation shall apply notwithstanding any failure of essential purpose of any limited remedy provided herein.

                                  ARTICLE VI.
                                  INFORMATION
                                  -----------

     A.   Inventions.
          ----------

          1. "Inventions", as used in this Article VI, means any inventions, discoveries, trade secrets, know how, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Supplier or the Company makes, authors, or conceives (either alone or with others) and that:

               (a)  result from any work the Supplier performs for the Company;
                    and

               (b) directly relate to the Products or improvement or variations thereof; and

               (c) designated as an Invention and clearly and accurately described by the Company in writing, delivered to the Supplier within a reasonable time after its creation.

          2. The Supplier agrees that all Inventions during the term of this Agreement will be the Company's sole and exclusive property and that the Company shall own all rights, title and interest in and to such Inventions. The Supplier hereby assigns, sells and transfers to the Company any rights it may have in such Inventions. The Supplier represents that, except as previously disclosed to the Company in writing, as of the date of this Agreement, the Supplier has no rights under, and will make no claims against the Company with respect to any invention, discoveries, improvements, ideas or works of authorship which would be Inventions if made, conceived, authored or acquired by the Company during the term of this Agreement.

     B.   Confidential Information.  The Supplier acknowledges that, in and as a
          -------------------------
result of this Agreement, the Supplier will be making use of, acquiring or adding to confidential information of a special and unique nature and value, including without limitation, the Company's trade secrets, formulas, know-how, processes, marketing information and strategies, sales forecasts, sales trends, delivery schedules, drawings, materials, goods, equipment, and all specifications for the Products ("Confidential Information"). The Supplier further acknowledges that any information and materials received by the Company from third parties in confidence (or subject to non-disclosure covenants) which directly relate to the Products shall be deemed to be and shall be Confidential Information within the meaning of this paragraph. As a material inducement to the Company to enter into this Agreement, the Supplier covenants and agrees that all Confidential Information shall be treated by the Supplier as confidential, proprietary information of the Company and shall not, except with the prior written consent of the Company, directly or indirectly, use, divulge, reveal, report, publish, transfer or disclose, for any purposes whatsoever, any Confidential Information which has been transmitted to the Supplier by the Company; provided, however, it is understood that either party may publicly announce that it has entered into a contractual arrangement with the other without announcing any other information about the nature or subject matter of this Agreement. The foregoing obligation of the Supplier shall not apply to knowledge or information which is public knowledge as of the date of this Agreement, or which becomes public knowledge through no violation of this Agreement, or which is required by law to be disclosed to any governmental regulatory body or agency. Upon ten (10) days notice by the Company or upon termination of this Agreement under Article VI, the Supplier will promptly deliver to the Company all records and any compositions, articles, notes, memoranda, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in its possession, regardless of who prepared them and will promptly deliver any other property of the Company in the Supplier's possession, whether or not Confidential Information. Upon termination of this Agreement under Article VI, the Supplier will promptly deliver to the Company all records and any compositions, articles, notes, memoranda, devices, apparatus and other items that disclose, describe or embody any Invention regardless of who prepared them.

                                 ARTICLE VII.
                         GENERAL TERMS AND CONDITIONS
                         ----------------------------

     A.   Relationship.  This Agreement does not make either party hereto the
          ------------
employee, agent or legal representative of the other for any purpose whatsoever. Neither party hereto is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party hereto shall be acting as an independent contractor.

     B.   Assignment.  Neither party hereto shall have the right to assign or
          ----------
otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party, provided however, that (i) a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of the Company shall acquire all of the Company's interest hereunder and (ii) the Supplier may enter into agreements with other suppliers to fulfill its obligations under this Agreement as set forth in Article I B and (iii) the Company may source requirements for Products with other suppliers if the Supplier is in breach of this Agreement.

     C.   Notices.  Notices permitted or required to be given hereunder shall be
          -------
deemed sufficient if given by registered or certified mail, postage prepaid, addressed as follows (or to such other addresses as the respective parties may designate by like notice from time to time):

     If to the Company:
     -----------------

     Cobra Golf Incorporated
     1812 Aston Avenue
     Carlsbad, CA 92008
     Attention:  John Doerr
     Facsimile:  (760) 929-8691

     If to the Supplier:
     ------------------

     Unifiber Corporation
     3855 Ruffin Road
     San Diego, CA   92123-1813
     Attention:  Dave Lopez
     Facsimile:  (619) 654-2800

Notices so given shall be effective upon receipt by the party to which notice is given.

     D.   Entire Agreement.  This Agreement, including the Exhibits attached
          ----------------
hereto and by this reference made an integral part hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous proposals, oral or written, express or implied, and all negotiations, conversations or discussions heretofore had between the parties hereto related to the subject matter of this Agreement.

     E.   Amendment.  This Agreement shall not be deemed or construed to be
          ---------
modified, amended, rescinded, canceled or waived, in whole or in part, except by a writing signed by each party hereto.

     F.   Severability.  In the event that any of the terms of this Agreement
          ------------
are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement, and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions comprise an integral part of or are otherwise inseparable from, the remainder of this Agreement.

     G.   Waiver.  No failure by either party hereto to take any action or
          ------
assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     H.   Dispute Resolution.  The parties shall attempt in good faith to
          ------------------
resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy.
Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include: (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party. Within thirty (30) days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this section are confidential and shall be treated as compromise and settlement negotiations of purposes of applicable rules of evidence. If the dispute has not been resolved by negotiation within forty five
(45) days of the disputing party's first notice, or if the parties fail to meet within thirty (30) days, the parties shall endeavor to settle the dispute by non-binding meditation under the then current CPR Model Mediation Procedure for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

     I.   Attorney's Fees and Court Costs.  In the event that any action or
          -------------------------------
proceeding is brought to interpret or enforce this Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the non prevailing party its reasonable costs and expenses (which shall include reasonable attorney's fees and court costs), as well as such costs and expenses incurred in any appeal and in any post-judgment collection efforts.

     J.   Governing Law.  This Agreement shall be governed by, and interpreted
          -------------
and construed in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

THE COMPANY:                      THE SUPPLIER:

Cobra Golf Incorporated           Unifiber Corporation


By    /s/ Robert S. Dubiel        By  /s/ David Lopez
  -----------------------------      ------------------------------------
      Robert S. Dubiel               Dave Lopez
      President                      Vice President and General Manager

                                   EXHIBIT A
                                   ---------
                             Product Specifications
                             ----------------------


     Specifications for each product are contained in a binder provided to Supplier upon execution of this Agreement and are hereby made a part of this Exhibit A.

     All specifications shall designate whether the shaft is a "standard" shaft or a "non-standard" shaft. For purposes of this Agreement a "standard" shaft is defined as a shaft with the following characteristics:

     WEIGHT:         XXXXXXXXXXX
     GEOMETRY:       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     MATERIAL:       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     FINISH:         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                     XXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     MANUFACTURING
     PROCESS:        XXXXXXXXXXXXXXXXXX

     A "non-standard" shaft is defined as any shaft whose specifications calls for one or more characteristics that are inconsistent with the above.

     Any new technologies or other characteristics of comparable cost can be substituted for those described above. Specifications for new "standard" Products will be accepted by Supplier and added to this Exhibit as a matter of course. Specifications for all new "non-standard" Products must be approved by the mutual agreement of the parties prior to being added to this Exhibit.

                                   EXHIBIT B
                                   ---------
                                Product Pricing
                                ---------------


     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXX     XXXXX    XXXX    XXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX    ------  -------  ------
XXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX     XXXXX    XXXXX    XXXX
XXXXX                           XXXXXX  XXXXXXX  XXXXXX

     For all "non-standard" shafts (excluding Hump) pricing will be based on standard shaft pricing with adjustments to reflect incremental changes in raw material, direct labor and overhead directly related to such Products.

     Pricing for years 2001 and beyond shall be determined in accordance with
Article IIIB, but will in no event exceed XXXXXXXXXXXXXXXXXXXX per shaft for "standard" shafts.